      PricewaterhouseCoopers

               PricewaterhouseCoopers
               1 Embankment Place
               London WCZN 6NN
               Telephone +44 (0) 171 583 5000
               Facsimile +44 (0) 171 822 4652

The Directors
The National Grip Group PLC
National Grid House
Kirby Corner Road
Coventry CV4 8JY

Dear Sirs

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated 7 October 1999 relating to the financial statements of The National Grip Group plc which appear in the Registration Statement on Form 20-F dated 7 October 1999.

Yours faithfully

s/ PricewaterhouseCoopers

PricewaterhouseCoopers
London
23 March 2000